EXHIBIT 23.1


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Capital City Bank Group, Inc.:

We hereby consent to the incorporation by reference in this Form 8-K of our report dated January 9, 2004, with respect to the balance sheets of Farmers and Merchants Bank as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, as included in the Registration Statement on Form S-4 (SEC File No. 333-118638).



                                       /s/ Nichols, Cauley & Associates, LLC
                                       --------------------------------------
                                       Nichols, Cauley & Associates, LLC
Dublin, Georgia
October 20, 2004